Exhibit 99-1

Tuesday November 18, 2003

Company Press Release

Source:  Salisbury Bancorp, Inc.

Salisbury Contacts: John F.  Perotti - President,  Chief  Executive  Officer,  &
                    Director (860) 435-9801 x210 Richard J. Cantele, Jr. - Chief Operating Officer (860) 435-9801 x211



FOR IMMEDIATE RELEASE
November 18, 2003


          Salisbury Bancorp, Inc. to Acquire The Canaan National Bank:
               Broadening Connecticut and Massachusetts Franchise


John F. Perotti                                    Gerard J. Baldwin
President and                                      President and
Chief Executive Officer                            Chief Executive Officer
Salisbury Bancorp, Inc.                            Canaan National Bancorp, Inc.
(860) 435-9801 x210                                      (860) 824-5423

November 18, 2003 - Lakeville, CT and Canaan, CT...Salisbury Bancorp, Inc. ("Salisbury") (AMEX: SAL), parent company of Salisbury Bank & Trust, and Canaan National Bancorp, Inc., parent of The Canaan National Bank ("Canaan") jointly announced today the execution of a definitive agreement (the "Agreement") for Salisbury to acquire Canaan. Canaan, with assets of $108 million, is headquartered in Canaan, Connecticut where it has been in operation since 1907. Canaan also has a branch in Berkshire County, Massachusetts.

"We are very excited about this combination as it represents the merger of two long-standing community focused organizations. On a combined basis, the pro forma organization will have approximately $416 million in assets. We will be better positioned to expand our Massachusetts presence and serve customers throughout the Tri-State region of northwestern Connecticut and proximate communities in western Massachusetts and New York State with the high quality personal service that only community banks can offer. Canaan has been run by a respected management team who we look forward to working with as we continue to grow and serve our communities," stated John F. Perotti, Salisbury's President, Chief Executive Officer, and Director. "This acquisition meets several objectives for Salisbury, and is expected to be accretive to earnings within the first year following consummation. Canaan's branch in southwestern Massachusetts will provide a base for expanding our presence in Berkshire County. Together, we have a strong base of talented employees to provide outstanding customer service and an expanded array of financial products and services. Finally, our proximity and shared familiarity with the Tri-State region reduces execution risk," continued Perotti. Salisbury intends to retain the existing Canaan branch locations and all personnel.

"We are extremely pleased to partner with Salisbury. It is a high quality organization that will continue to serve our customers, employees, and communities with the same care and commitment as Canaan," stated Gerard J. Baldwin, President of Canaan. "We believe that Salisbury is well suited to carry on our Bank's motto: `No account too small to care for or too large to handle'. One of the reasons that we decided to affiliate with Salisbury is the quality of the people on their team. As a competitor I have been very impressed with their team of lenders, officers, and customer service personnel and I look forward to working with them. This partnership is excellent news for our shareholders, customers and the communities Canaan serves," Baldwin concluded.

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Under the terms of the Definitive Agreement, which was unanimously approved by the board of directors, the shareholders of Canaan will be entitled to receive merger consideration consisting of $31.20 in cash and 1.3371 shares of Salisbury common stock for every share of Canaan Stock Based upon the $36.85 closing price of Salisbury on November 17, 2003, each share of common stock would represent approximately $80.47 per share. In aggregate, the deal is valued at approximately $15.5 million. The purchase price represents 174.5% of Canaan's fully diluted tangible book value and 21.4 times Canaan's last twelve months earnings. Two (2) of the current Directors of Canaan will be asked to serve on the Board of Salisbury following consummation of the merger.

The merger is subject to approval by state and federal bank supervisory agencies and the shareholders of Canaan. Salisbury anticipates that the transaction will close in the third quarter of 2004. Northeast Capital & Advisory, Inc. is acting as financial advisor for Salisbury Bancorp, Inc. Canaan is being advised by HAS Associates Inc..

Salisbury, headquartered in Lakeville, Connecticut, is the parent company of Salisbury Bank and Trust, a $308 million financial institution with four community branches in Canaan, Lakeville, Salisbury, and Sharon, Connecticut serving northwestern Connecticut and proximate communities in western Massachusetts and New York. With its roots dating to 1848, Salisbury offers a variety of community-oriented retail services, including checking, savings, and money market accounts, certificates of deposit and trust services. Additionally, Salisbury offers residential mortgages and other lending products including commercial, commercial real estate, agricultural, construction, and consumer loans. For more information on Salisbury Bancorp, Inc., visit www.salisbury-bank.com or call (860) 435-9801.

John F. Perotti -
President, Chief Executive Officer, & Director, (860) 435-9801 x210 Richard J. Cantele, Jr. - Chief Operating Officer, (860) 435-9801 x211

Canaan National Bancorp, Inc. is the bank holding company for the Canaan Bank ("Canaan"), which is headquartered in Canaan, Connecticut, and has two full-service banking offices in Canaan, Connecticut and Egremont, Massachusetts. Canaan National Bank was first chartered in 1907, and it has occupied the same location in Canaan for nearly 100 years. The Bank offers full banking services including checking, savings, and money market accounts, as well as residential mortgages and other loans ranging from commercial real estate to consumer loans.

Note:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits of the Canaan acquisition, including future business opportunities and financial results, and the companies' intentions with respect to the combined company. These forward-looking statements are based upon current beliefs and expectations and are subject to business, economic and other uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, the failure to successfully integrate the two companies' businesses, or to integrate them in a timely manner, the failure to achieve anticipated cost savings, or to achieve such savings in a timely manner, costs, customer loss and business disruption in connection with the acquisition or the integration of our companies may be greater than expected, failure to obtain governmental approvals without adverse regulatory conditions, difficulties associated with achieving expected future financial results, failure of the Canaan stockholders to approve the acquisition, and technological factors affecting the Company's operations, pricing, products and services. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, including those relating to the businesses of Salisbury and Canaan generally, are discussed in Salisbury's and Canaan's reports filed with the SEC and OCC (accessible on the SEC website at www.sec.gov, on the OCC website at www.occ.treas.gov). Salisbury and Canaan
   -----------                        -----------------
do not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.

The proposed transaction will be submitted to Canaan's stockholders for their approval. Salisbury will file a registration statement with the SEC which will include a proxy statement/prospectus and other relevant documents concerning the proposed transaction. Stockholders of Canaan are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Salisbury and Canaan, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to John F. Foley, Chief Financial Officer of Salisbury Bancorp, Inc.